                                                                   EXHIBIT 11

                               SEQUA CORPORATION

           CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE
           ---------------------------------------------------------
                                                           (Unaudited)
                                                       For the Six Months
                                                          Ended June 30,
                                                        -----------------
                                                         1995       1994
                                                         ----       ----
PRIMARY
-------
     Losses
       Loss before extraordinary loss                 $ (7,962)   $ (3,809)
       Preferred stock dividend requirements            (1,582)     (1,582)
                                                       -------    --------
       Loss applicable to common
        shareholders before extraordinary loss          (9,544)     (5,391)
       Extraordinary loss on early retirement of
        debt                                              -         (1,083)
                                                      --------    ---------
       Net loss applicable to common
        shareholders                                  $ (9,544)   $ (6,474)
                                                      ========    ========

     Shares
       Common and common equivalent shares               9,867       9,655
                                                      ========    ========

     Primary loss per common share
       Loss before extraordinary loss                 $  (.97)    $   (.56)
       Extraordinary loss on early retirement of
        debt                                              -           (.11)
                                                      -------     --------
       Net loss                                       $  (.97)    $   (.67)
                                                      =======     ========

*FULLY DILUTED
 -------------
     Losses
       Loss before extraordinary loss                 $ (7,962)   $ (3,809)
       Extraordinary loss on early retirement of
        debt                                              -         (1,083)
                                                      --------    --------
       Net loss                                       $ (7,962)   $ (4,892)
                                                      ========    ========

     Shares
       Common and common equivalent shares              10,705      10,493
                                                      ========    ========

     Fully diluted loss per common share
       Loss before extraordinary loss                 $   (.74)   $   (.37)
       Extraordinary loss on early retirement
         of debt                                           -          (.10)
                                                      --------    --------
       Net loss                                       $   (.74)   $   (.47)
                                                      ========    ========

SHARES
------
       Weighted average common shares outstanding        9,867       9,655
       Preferred stock assumed to be converted             838         838
                                                      --------    --------
       Common and common equivalent shares              10,705      10,493
                                                      ========    ========

(*)The 1995 and 1994 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.

                                                          EXHIBIT 11


                             SEQUA CORPORATION

         CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE
         ---------------------------------------------------------

                                                        (Unaudited)
                                                    For the Three Months
                                                       Ended June 30,
                                                     -----------------
                                                     1995          1994
                                                     ----          ----
PRIMARY
-------
     Losses
      Net loss                                    $ (6,087)     $ (2,351)
      Preferred stock dividend requirements           (791)         (791)
                                                  --------      --------
      Net loss applicable to common
        stockholders                              $ (6,878)     $ (3,142)
                                                  ========      ========

Shares
     Common and common equivalent shares             9,867         9,655
                                                  ========      ========

Primary net loss per common share                 $   (.70)     $   (.33)
                                                  ========      ========

*FULLY DILUTED
 -------------
     Losses
      Net loss                                    $ (6,087)     $ (2,351)
                                                  ========      ========

     Shares
      Common and common equivalent shares           10,705        10,493
                                                  ========      ========
     Fully diluted net loss per
       common share                               $   (.57)     $   (.22)
                                                  ========      ========
SHARES
     Weighted average common shares outstanding      9,867         9,655
     Preferred stock assumed to be converted           838           838
                                                  --------      --------
     Common and common equivalent shares            10,705        10,493
                                                  ========      ========

* The 1995 and 1994 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.